UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2026

INOGEN, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36309	33-0989359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Cummings Center Suite 2800
Beverly, Massachusetts		01915
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (805) 562-0500

(Former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INGN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 29, 2026, Inogen, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Rotech Healthcare Inc. (the “Buyer”), pursuant to which the Company agreed to sell to the Buyer substantially all of the assets used or held for use solely in the operation of the Company’s United States oxygen rental business, including specified on-rent and on-hand inventory and related patient records (the “Transaction”). The aggregate purchase price is estimated at up to approximately $24.8 million based on the inventory and patient records to be transferred and is subject to post-closing reconciliation, and payable in six installments. The Transaction is subject to customary closing conditions.

Item 7.01. Regulation FD Disclosure.

On September 30, 2026, the Company issued a press release announcing the execution of the Purchase Agreement and a separate product supply agreement with Rotech Healthcare Inc., together with the conditional amendment to the Company’s existing share repurchase program described in Item 8.01 below. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events

On September 28, 2026, the Company’s Board of Directors approved an amendment to the Company’s existing share repurchase program. The Company's existing share repurchase program was originally authorized by the Board of Directors on February 20, 2026 and provides for the repurchase of up to $30.0 million of the Company’s common stock, exclusive of fees, commissions and other expenses, through December 31, 2027. The amendment is conditioned upon, and will become effective only upon, the closing of the Transaction.

Upon the closing of the Transaction, the amendment will increase the aggregate repurchase authorization from $30.0 million to $45.0 million, exclusive of fees, commissions and other expenses, and extend the program’s expiration date from December 31, 2027 to June 30, 2028. The $45.0 million authorization represents the total amount authorized under the program, including all repurchases previously made under the program, and is not an incremental authorization. All other terms of the existing program will remain unchanged.

If the Transaction is not consummated, the amendment will not become effective, and the current terms of the existing share repurchase program will remain in effect.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release dated September 30, 2026.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INOGEN, INC.

Date:	September 30, 2026	By:	/s/ Jason Richardson
Jason Richardson Executive Vice President, Chief Financial Officer and Treasurer (Principal Accounting Officer)